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                                                                    EXHIBIT 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Crescent Operating, Inc. on Form S-8 (File No. 000-22725) of our report dated January 30, 1996, on our audit of the statement of assets and liabilities of the accounts maintained by Hyatt Corporation for Hyatt Regency Albuquerque as of December 31, 1995, and the related statements of revenues and expenses and cash flows as represented by such accounts for the year then ended.



Coopers & Lybrand, L.L.P.


El Paso, Texas
December 22, 1997